Exhibit T3A.2.18

F0013	2017060856

Fee: $ 50	Filed: 02/24/2017 02:17 PM C. Delbert Hosemann, Jr. Secretary of State

P.O. BOX 136 JACKSON, MS 39205-0136	TELEPHONE: (601) 359-1633

Articles of Merger

Effective Date of Merger:	02/24/2017

Merging Business(es)

Business ID	Name of Entity	Entity Type	State
	State & Fortification Streets- Jackson, Mississippi, LLC	Limited Liability Company	DE
984155	Central Avenue and Main Street - Petal MS LLC	Limited Liability Company	DE

Survivor Details

Business ID: 551096	Business Name: K & B MISSISSIPPI CORPORATION
State: MS	Entity Type: Profit Corporation

New Principal Office Address:	30 HUNTER LANE CAMP HILL, PA 17011

A statement that the plan or merger was approved by shareholders and members or that shareholder/member approval was not required signed by a representative of each company involved in the merger must be attached.

F0601 - Page 1 of 3	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Articles of Merger or Certificate of Merger For Cross Entity Mergers

The undersigned business entities pursuant to Sections 79-4-11.05 and/or 79-29-209, as amended, hereby execute the following document and sets forth:

1. Name and Type of Entity 1

ð	Central Avenue and Main Street Petal- MS- LLC

2. Name and Type of Entity 2

ð	State & Fortification Streets- Jackson, Mississippi, LLC

3. Name and Type of Entity 3

ð	K&B Mississippi Corporation

ð	4. The future effective date is (Completed if applicable)

5. Mark appropriate box	☐	The Plan of Merger is attached (required for merger involving domestic Limited Liability Company).
OR
	☒	The Plan of Merger is not attached. nor required to be attached.

6. (a) Name and Type of Surviving Entity

ð	K&B Mississippi Corporation

ð	(b) Jurisdiction of Surviving Entity	Mississippi

7. The plan of merger has been approved and executed by each party to the merger. For each domestic limited liability company, the plan of merger was duly approved by the members and, if voting by any separate voting group was required, by each such separate voting group, in the manner required by the Mississippi Limited Liability Company Act and the certificate of formation and limited liability company agreement

8. The plan of merger and the performance of its terms are duly authorized by all actions required by the laws under which each entity is organized, or by which each entity is governed, and by each entity’s organizational documents.

F0601 - Page 2 of 3	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Articles of Merger or Certificate of Merger For Cross Entity Mergers

9. Mark appropriate box (Applicable to each corporation which is a party to the merger).

ð	☒	(a) Shareholder approval of the plan of merger was not required.

OR

ð	☐

(b) The plan of merger was duly approved by the shareholders and, if voting by any separate voting group was required, by each such separate voting group, in the manner required by the Mississippi Business Corporation Act and the articles of incorporation;

(i)	the designation, number of outstanding shares, and number of votes entitled to be cast by each class entitled to vote separately on the plan as to each corporation were

	Name of Corporation	Class	No. of outstanding	No. of votes entitled to be cast	No. of votes present
ð

ð

AND EITHER

a.	the total number of votes cast for and against the plan by each class entitled to vote separately on the plan was

	Name of Corporation	Class	Total no. of votes cast FOR the Plan	Total no. of votes cast AGAINST the Plan
ð

ð

OR

b.	the total number of undisputed votes cast for the plan separately by each class was

	Name of Corporation	Class	Total no. of undisputed votes cast FOR the Plan
ð

ð

And the number of votes present and the number of votes cast for the plan by each class was sufficient for approval by that class.

F0601 - Page 3 of 3	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Articles of Merger or Certificate of Merger For Cross Entity Mergers

Name of Entity I

K&B MISSISSIPPI CORPORATION

By:	Signature	/s/ Susan Lowell	(Please keep writing within blocks)

	Printed Name	Susan Lowell	Title	Vice President

Name of Entity 2

STATE & FORTIFICATION STRETTS – JACKSON, MISSISSIPPI, LLC

By:	Signature	/s/ Douglas Donley	(Please keep writing within blocks)

	Printed Name	Douglas Donley	Title	Vice President

Name of Entity 3

CENTRAL AVENUE AND MAIN STREET PETAL – MS - LLC

By:	Signature	/s/ Douglas Donley	(Please keep writing within blocks)

	Printed Name	Douglas Donley	Title	Vice President

ARTICLES OF MERGER OR SHARE EXCHANGE
PROFIT

The undersigned corporations, pursuant to Section 79-4-11.05, as amended, hereby execute the following articles of merger and share exchange and set forth:

1.	The names of the corporations are	KXB Incorporated and K & B Mississippi Corporation

2.	The plan of merger or share exchange. (Attached page.)

3.	(Mark appropriate box.)

☐ (a) Shareholder approval of the plan of merger was not required.

☒ (b) If approval of the shareholders of one or more corporations party to the merger or share exchange was required:

(i) the designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the plan as to each corporation were:

[Seal]

Name of Corporation	Designation	Number of outstanding shares	No of votes entitled to be cast
KXB Incorporated	Common	1,000	1,000

K & B Mississippi Corporation	Common	1,000	1,000

(ii) And either

a.	the total number of votes cast for and against the plan by each voting group entitled to vote separately on the plan was:

Name of Corporation	Voting Group	Total Number of votes cast FOR the plan	Total Number of votes cast Against the plan
KXB Incorporated	Common	1,000

K & B Mississippi Corporation	Common	1,000

OR

3. b. the total number of undisputed votes cast for the plan separately by each voting group was:

Name of Corporation	Voting Group	Total Number of Undisputed Votes Cast For the Plan

and the number cast for the plan by each voting group was sufficient for approval by that voting group.

KXB Incorporated
NAME OF CORPORATION

By:	James J. LeBlanc, President	/s/ James J. LeBlanc
	PRINTED NAME/CORPORATE TITLE	SIGNATURE

K & B Mississippi Corporation
NAME OF CORPORATION

By:	James J. LeBlanc, President	/s/ James J. LeBlanc
	PRINTED NAME/CORPORATE TITLE	SIGNATURE

NAME OF CORPORATION

By:
	PRINTED NAME/CORPORATE TITLE	SIGNATURE

NOTE

1.	If shareholder approval is required, the plan must be approved by each voting group entitled to vote on the plan by a majority of all votes entitled to be cast by that voting group unless the Act or the articles of incorporation provide for a greater or lesser vote, but not less than a majority of all votes cast at a meeting.

2.	The articles cannot be filed unless the corporation(s) has (have) paid all fees and taxes (and delinquencies) imposed by law.

3.	The articles must be similarly executed by each corporation that is a party to the merger.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement and Plan of Merger”), dated as of July 26 , 1996, is made and entered into by and between KXB Incorporated, a Mississippi Corporation (the “Merging Corporation”), and K & B Mississippi Corporation, a Mississippi Business Corporation (the “Surviving Corporation”) (such Corporations being sometimes collectively referred to hereinafter as the “Constituent Corporations”).

WITNESSETH:

WHEREAS, the Constituent Corporations desire to effect a merger of the Merging Corporation with and into the Surviving Corporation pursuant to provisions of the Mississippi Business Corporation Act (the “MBCA”);

WHEREAS, the respective Boards of Directors of the Merging Corporation and the Surviving Corporation have determined that it is advisable and in the best interests of each of the Constituent Corporations that the Merging Corporation merge with and into the Surviving Corporation upon the terms and subject to the conditions herein provided;

WHEREAS, the respective Boards of Directors of the Merging Corporation and the Surviving Corporation have, by resolutions duly adopted, (a) approved this Agreement and Plan of Merger and directed that it be executed by the undersigned officers and (b) have directed that it be submitted to a vote of the shareholders of the Merging Corporation and the shareholders of the Surviving Corporation, respectively;

WHEREAS, the shareholders of the Merging Corporation and the shareholders of the Surviving Corporation have approved this Agreement and Plan of Merger;

NOW THEREFORE, in consideration of the approval of the agreements herein contained, the parties agree that the Merging Corporation shall be merged with and into the Surviving Corporation, and that the terms and conditions of such merger shall be as hereinafter set forth.

I. THE MERGER

1.1.       Surviving Corporation. Subject to the terms and provisions of this Agreement and Plan of Merger, and in accordance with the MBCA, at the Effective Time (as defined in Section 1.8. hereof) the Merging Corporation shall be merged with and into the Surviving Corporation (the “Merger”). The Surviving Corporation shall be the surviving corporation of the Merger and shall continue its corporate existence under the laws of the State of Mississippi. At the Effective Time the separate corporate existence of the Merging Corporation shall cease.

1.2.       Registered Office of Surviving Corporation. The Surviving Corporation’s registered office is located at 118 North Congress Street, Jackson, Mississippi 39201, and the name of its registered agent is CT Corporation.

1.3.       Effects of the Merger. The Merger shall have the effects provided for herein and in Section 79-4-11.06 of the MBCA.

1.4.       Articles of Incorporation. As of the Effective Time, the Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation (the “Articles of Incorporation”) until thereafter duly altered, amended or repealed in accordance with the provisions thereof and applicable law.

1.5.       By-Laws. As of the Effective Time, the By-Laws of the Surviving Corporation as in effect immediately prior to the Effective Time shall become the By-Laws of the Surviving Corporation (the “By-Laws”) until thereafter duly altered, amended or repealed in accordance with the provisions thereof, the Articles of Incorporation and applicable law.

1.6.       Directors of the Surviving Corporation. At the Effective Time, each person who is a director of the Surviving Corporation immediately prior to the Effective Time shall become a director of the Surviving Corporation and each such person shall serve as a director of the Surviving Corporation for the balance of the term for which such person was elected a director of the Surviving Corporation and until his successor is duly elected and qualified in the manner provided in the By Laws or as otherwise provided by law or until his earlier death, resignation or removal in the manner provided in the By-Laws or as otherwise provided by law.

1.7.       Officers of the Surviving Corporation. At the Effective Time, each person who is an officer of the Surviving Corporation immediately prior to the Effective Time shall become an officer of the Surviving Corporation with each such person to hold the same office in the Surviving Corporation, in accordance with the By-Laws, as he or she held in the Surviving Corporation immediately prior to the Effective Time.

1.8.       Effective Time. The Merger shall become effective at 12:01 A.M., Central Standard Time, on 8/1/96 (the “Effective Time”) provided that the articles of merger have been filed with the Mississippi Secretary of State in accordance with the provisions of Section 79-4-11.05 of the MBCA (the “Effective Date”).

II.  MANNER AND BASIS OF EXCHANGING OR CONVERTING SHARES

2.1.         Capitalization of Constituent Corporations.

(a)       The present capitalization of the Surviving Corporation consists of 1,000 issued and outstanding shares of Common Stock (“Surviving Corporation Common Stock”).

(b)       The present capitalization of the Merging Corporation consists of 1,000 issued and outstanding shares of Common Stock (“Merging Corporation Common Stock”).

2.2.         Exchange or Conversion Shares. At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, the Merging Corporation Common Stock issued and outstanding immediately prior to the Effective Time and the Surviving Corporation Common Stock shall be converted into an aggregate of 1,000 fully paid and nonassessable shares of Surviving Corporation Common Stock. The certificate representing ownership of shares of Surviving Corporation Common Stock prior to the Effective Time shall continue to represent shares of Surviving Corporation Common Stock after the Effective Time, and the certificate representing ownership of shares of Merging Corporation Common Stock prior to the Effective Time shall be canceled.

III. APPROVAL; AMENDMENT; TERMINATION

3.1         Approval. This Agreement and Plan of Merger has been approved by the shareholders of the Constituent Corporations pursuant to Section 79-4-11.03 of the MBCA.

3.2.         Abandonment. At any time prior to the Effective Time, this Agreement and Plan of Merger may be terminated and the Merger may be abandoned by the Board of Directors of either of the Constituent Corporations, or both, notwithstanding approval of this Agreement and Plan of Merger by the directors of the Merging Corporation and the shareholders of the Surviving Corporation.

3.3.         Amendment. This Agreement and Plan of Merger may be amended, modified or supplemented by written agreement of the Constituent Corporations at any time prior to the Effective Time.

IV. MISCELLANEOUS

4.1.         Additional Actions.

(a)       Subject to Section 3.3 hereof, if either party hereto shall so request prior to the Effective Time, the other party hereto shall from time to time and at any reasonable time execute and deliver to the other party such other and further documents, instruments and assurances and take such other actions as may be reasonably necessary, appropriate or convenient in order to carry out the purpose and intent of this Agreement and Plan of Merger and the transactions contemplated hereby.

(b)       If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that the execution and delivery of any further documents, instruments or assurances or the taking of any other actions may be necessary, appropriate or convenient to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Merging Corporation acquired or to be acquired by reason of, or as a result of, the Merger or (ii) otherwise carry out the purpose and intent of this Agreement and Plan of Merger and the transactions contemplated hereby, the Merging Corporation and its proper officers and directors shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such documents, instruments and assurances and to take all actions necessary, appropriate or convenient to vest, perfect or confirm title to and the possession of such property or rights in the Surviving Corporation and otherwise to carry out the purpose and intent of this Agreement and Plan of Merger and the transactions contemplated hereby and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of the Merging Corporation or otherwise to take any and all such action.

4.2.       Waiver. The Merging Corporation, on the one hand, and the Surviving Corporation, on the other hand, by written notice to the other, may waive, modify or extend the time for performance of any of the obligations or other actions of the other under this Agreement and Plan of Merger; provided, however, that neither party may without the consent of the other make or grant such extension of time, waiver or modification of performance with respect to its own obligations hereunder. Except as provided in the preceding sentence, no action taken pursuant to this Agreement and Plan of Merger shall be deemed to constitute a waiver of either party's rights hereunder and shall not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

4.3.       Entire Agreement. This Agreement and Plan of Merger supersedes any other agreement, whether written or oral, that may have been made or entered into by the Merging Corporation or the Surviving Corporation (or by any director, officer or representative of such parties) relating to the matters contemplated hereby. This Agreement and Plan of Merger constitutes the entire agreement by and between the parties on the subject hereof and there are no agreements or commitments except as expressly set forth herein.

4.4.       Applicable Law. This Agreement and Plan of Merger and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Mississippi, without giving effect to the principles of conflict of laws thereof.

4.5.       Execution in Counterparts. This Agreement and Plan of Merger may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

4.6.       Titles and Headings. Titles and headings to articles and sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement and Plan of Merger.

4.7.       Partial Invalidity. If any term or provision of this Agreement and Plan of Merger or the application thereof to any party or circumstance shall, to any extent, be held invalid and unenforceable, the remainder of this Agreement and Plan of Merger, or the application of such term or provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement and Plan of Merger shall be valid and enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the Merging Corporation and the Surviving Corporation have caused this Agreement and Plan of Merger to be executed by their respective duly authorized officers as of the date first above written.

MERGING CORPORATION:

KXB Incorporated,
a Mississippi Corporation

By:	/s/ James J. LeBlanc
James J. LeBlanc, President

SURVIVING CORPORATION:

K & B Mississippi Corporation, a Mississippi
Business Corporation

By:	/s/ James J. LeBlanc
James J. LeBlanc, President

ARTICLES OF MERGER OR SHARE EXCHANGE PROFIT

The undersigned corporations, pursuant to Section 79-4-11.05, as amended, hereby execute the following articles of merger and share exchange and set forth:

1.	The names of the corporations are	Semele Corporation and K & B Mississippi Corporation

2.	The plan of merger or share exchange. (Attached page.)

3.	(Mark appropriate box.)

☐ (a) Shareholder approval of the plan of merger was not required.

☒ (b) If approval of the shareholders of one or more corporations party to the merger or share exchange was required:

(i) the designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the plan as to each corporation were:

[Seal]

Name of Corporation	Designation	Number of outstanding Shares	No. of votes entitled to be cast
Semele Corporation	Common	1,000	1,000

K & B Mississippi Corporation	Common	1,000	1,000

(ii) And either

a.	the total number of votes cast for and against the plan by each voting group entitled to vote separately on the plan was:

Name of Corporation	Voting Group	Total Number of votes cast FOR the plan	Total Number of votes cast Against the plan
Semele Corporation	Common	1,000

K & B Mississippi Corporation	Common	1,000

OR

3. b. the total number of undisputed votes cast for the plan separately by each voting group was:

Name of Corporation	Voting Group	Total Number of Undisputed Votes Cast For the Plan

and the number cast for the plan by each voting group was sufficient for approval by that voting group.

Semele Corporation
NAME OF CORPORATION

By:	James J. LeBlanc, President	/s/ James J. LeBlanc
	PRINTED NAME/CORPORATE TITLE	SIGNATURE

K & B Mississippi Corporation
NAME OF CORPORATION

By:	James J. LeBlanc, President	/s/ James J. LeBlanc
	PRINTED NAME/CORPORATE TITLE	SIGNATURE

NAME OF CORPORATION

By:
	PRINTED NAME/CORPORATE TITLE	SIGNATURE

NOTE

1.	If shareholder approval is required, the plan must be approved by each voting group entitled to vote on the plan by a majority of all votes entitled to be cast by that voting group unless the Act or the articles of incorporation provide for a greater or lesser vote, but not less than a majority of all votes cast at a meeting.

2.	The articles cannot be filed unless the corporation(s) has (have) paid all fees and taxes (and delinquencies) imposed by law.

3.	The articles must be similarly executed by each corporation that is a party to the merger.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement and Plan of Merger”), dated as of July 26, 1996, is made and entered into by and between Semele Corporation, a Mississippi Corporation (the “Merging Corporation”), and K & B Mississippi Corporation, a Mississippi Business Corporation (the “Surviving Corporation”) (such Corporations being sometimes collectively referred to hereinafter as the “Constituent Corporations”).

WITNESSETH:

WHEREAS, the Constituent Corporations desire to effect a merger of the Merging Corporation with and into the Surviving Corporation pursuant to provisions of the Mississippi Business Corporation Act (the “MBCA”);

WHEREAS, the respective Boards of Directors of the Merging Corporation and the Surviving Corporation have determined that it is advisable and in the best interests of each of the Constituent Corporations that the Merging Corporation merge with and into the Surviving Corporation upon the terms and subject to the conditions herein provided;

WHEREAS, the respective Boards of Directors of the Merging Corporation and the Surviving Corporation have, by resolutions duly adopted, (a) approved this Agreement and Plan of Merger and directed that it be executed by the undersigned officers and (b) have directed that it be submitted to a vote of the shareholders of the Merging Corporation and the shareholders of the Surviving Corporation, respectively;

WHEREAS, the shareholders of the Merging Corporation and the shareholders of the Surviving Corporation have approved this Agreement and Plan of Merger;

NOW THEREFORE, in consideration of the approval of the agreements herein contained, the parties agree that the Merging Corporation shall be merged with and into the Surviving Corporation, and that the terms and conditions of such merger shall be as hereinafter set forth.

I.  THE MERGER

1.1.       Surviving Corporation. Subject to the terms and provisions of this Agreement and Plan of Merger, and in accordance with the MBCA, at the Effective Time (as defined in Section 1.8. hereof) the Merging Corporation shall be merged with and into the Surviving Corporation (the “Merger”). The Surviving Corporation shall be the surviving corporation of the Merger and shall continue its corporate existence under the laws of the State of Mississippi. At the Effective Time the separate corporate existence of the Merging Corporation shall cease.

1.2.       Registered Office of Surviving Corporation. The Surviving Corporation’s registered office is located at 118 North Congress Street, Jackson, Mississippi 39201, and the name of its registered agent is CT Corporation.

1.3.       Effects of the Merger. The Merger shall have the effects provided for herein and in Section 79-4-11.06 of the MBCA.

1.4.       Articles of lncorporation. As of the Effective Time, the Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation (the “Articles of Incorporation”) until thereafter duly altered, amended or repealed in accordance with the provisions thereof and applicable law.

1.5.       By-Laws. As of the Effective Time, the By-Laws of the Surviving Corporation as in effect immediately prior to the Effective Time shall become the By-Laws of the Surviving Corporation (the “By-Laws”) until thereafter duly altered, amended or repealed in accordance with the provisions thereof, the Articles of Incorporation and applicable law.

1.6.       Directors of the Surviving Corporation. At the Effective Time, each person who is a director of the Surviving Corporation immediately prior to the Effective Time shall become a director of the Surviving Corporation and each such person shall serve as a director of the Surviving Corporation for the balance of the term for which such person was elected a director of the Surviving Corporation and until his successor is duly elected and qualified in the manner provided in the ByLaws or as otherwise provided by law or until his earlier death, resignation or removal in the manner provided in the By-Laws or as otherwise provided by law.

1.7.       Officers of the Surviving Corporation. At the Effective Time, each person who is an officer of the Surviving Corporation immediately prior to the Effective Time shall become an officer of the Surviving Corporation with each such person to hold the same office in the Surviving Corporation, in accordance with the By-Laws, as he or she held in the Surviving Corporation immediately prior to the Effective Time.

1.8.       Effective Time. The Merger shall become effective at 12:01 A.M., Central Standard Time, on 8/1/96 (the “Effective Time”) provided that the articles of merger have been filed with the Mississippi Secretary of State in accordance with the provisions of Section 79-4-11.05 of the MBCA (the “Effective Date”).

2

II. MANNER AND BASIS OF EXCHANGING OR CONVERTING SHARES

2.1.        Capitalization of Constituent Corporations.

(a)       The present capitalization of the Surviving Corporation consists of 1,000 issued and outstanding shares of Common Stock (“Surviving Corporation Common Stock”).

(b)       The present capitalization of the Merging Corporation consists of 1,000 issued and outstanding shares of Common Stock (“Merging Corporation Common Stock”).

2.2.       Exchange or Conversion Shares. At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, the Merging Corporation Common Stock issued and outstanding immediately prior to the Effective Time and the Surviving Corporation Common Stock shall be converted into an aggregate of 1,000 fully paid and nonassessable shares of Surviving Corporation Common Stock. The certificate representing ownership of shares of Surviving Corporation Common Stock prior to the Effective Time shall continue to represent shares of Surviving Corporation Common Stock after the Effective Time, and the certificate representing ownership of shares of Merging Corporation Common Stock prior to the Effective Time shall be canceled.

III.       APPROVAL; AMENDMENT; TERMINATION

3.1.       Approval. This Agreement and Plan of Merger has been approved by the shareholders of the Constituent Corporations pursuant to Section 79-4-11.03 of the MBCA.

3.2.       Abandonment. At any time prior to the Effective Time, this Agreement and Plan of Merger may be terminated and the Merger may be abandoned by the Board of Directors of either of the Constituent Corporations, or both, notwithstanding approval of this Agreement and Plan of Merger by the directors of the Merging Corporation and the shareholders of the Surviving Corporation.

3.3.       Amendment. This Agreement and Plan of Merger may be amended, modified or supplemented by written agreement of the Constituent Corporations at any time prior to the Effective Time.

IV.       MISCELLANEOUS

4.1.       Additional Actions.

(a)       Subject to Section 3.3 hereof, if either party hereto shall so request prior to the Effective Time, the other party hereto shall from time to time and at any reasonable time execute and deliver to the other party such other and further documents, instruments and assurances and take such other actions as may be reasonably necessary, appropriate or convenient in order to carry out the purpose and intent of this Agreement and Plan of Merger and the transactions contemplated hereby.

3

(b)       If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that the execution and delivery of any further documents, instruments or assurances or the taking of any other actions may be necessary, appropriate or convenient to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Merging Corporation acquired or to be acquired by reason of, or as a result of, the Merger or (ii) otherwise carry out the purpose and intent of this Agreement and Plan of Merger and the transactions contemplated hereby, the Merging Corporation and its proper officers and directors shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such documents, instruments and assurances and to take all actions necessary, appropriate or convenient to vest, perfect or confirm title to and the possession of such property or rights in the Surviving Corporation and otherwise to carry out the purpose and intent of this Agreement and Plan of Merger and the transactions contemplated hereby and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of the Merging Corporation or otherwise to take any and all such action.

4.2.       Waiver. The Merging Corporation, on the one hand, and the Surviving Corporation, on the other hand, by written notice to the other, may waive, modify or extend the time for performance of any of the obligations or other actions of the other under this Agreement and Plan of Merger; provided, however, that neither party may without the consent of the other make or grant such extension of time, waiver or modification of performance with respect to its own obligations hereunder. Except as provided in the preceding sentence, no action taken pursuant to this Agreement and Plan of Merger shall be deemed to constitute a waiver of either party’s rights hereunder and shall not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

4.3.       Entire Agreement. This Agreement and Plan of Merger supersedes any other agreement, whether written or oral, that may have been made or entered into by the Merging Corporation or the Surviving Corporation (or by any director, officer or representative of such parties) relating to the matters contemplated hereby. This Agreement and Plan of Merger constitutes the entire agreement by and between the parties on the subject hereof and there are no agreements or commitments except as expressly set forth herein.

4.4.       Applicable Law. This Agreement and Plan of Merger and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Mississippi, without giving effect to the principles of conflict of laws thereof.

4.5.       Execution in Counterparts. This Agreement and Plan of Merger may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

4

4.6.       Titles and Headings. Titles and headings to articles and sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement and Plan of Merger.

4.7.       Partial Invalidity. If any term or provision of this Agreement and Plan of Merger or the application thereof to any party or circumstance shall, to any extent, be held invalid and unenforceable, the remainder of this Agreement and Plan of Merger, or the application of such term or provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement and Plan of Merger shall be valid and enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the Merging Corporation and the Surviving Corporation have caused this Agreement and Plan of Merger to be executed by their respective duly authorized officers as of the date first above written.

MERGING CORPORATION:

Semele Corporation,
a Mississippi Corporation

By:	/s/ James J. LeBlanc
James J. LeBlanc, President

SURVIVING CORPORATION:

K & B Mississippi Corporation, a Mississippi
Business Corporation

By:	/s/ James J. LeBlanc
James J. LeBlanc, President

5

ARTICLES OF MERGER

[Seal]

The undersigned Corporations pursuant to Section 79-3-141 of the Mississippi Business Corporation Law hereby execute the following Articles of Merger:

ARTICLE ONE

The Plan of Merger is as follows:

PLAN OF MERGER:

(1)       The names of the Corporations proposing to merge, which are hereinafter designated as the Merging Corporations, are:

Katz & Besthoff #201, Inc., Katz & Besthoff #207, Inc., Katz & Besthoff #211, Inc., Katz & Besthoff #245, Inc., Katz & Besthoff #247, Inc., Katz & Besthoff #248, Inc., Katz & Besthoff #280, Inc., Katz & Besthoff #281, Inc., Katz & Besthoff #282, Inc., Katz & Besthoff #283, Inc., Katz & Besthoff #284, Inc., Katz & Besthoff #285, Inc., Katz & Besthoff #286, Inc., Katz & Besthoff #287, Inc., Katz & Besthoff #288, Inc., Katz & Besthoff #289, Inc., Katz & Besthoff #290, Inc., Katz & Besthoff #291, Inc., Katz & Besthoff #292, Inc., Katz & Besthoff #293, Inc., Katz & Besthoff #294, Inc., Katz & Besthoff #295, Inc., Katz & Besthoff #296, Inc., Katz & Besthoff #297, Inc., and Katz & Besthoff #299, Inc.

The Corporation into which they propose to merge, which is hereinafter designated as the Surviving Corporation, is Katz & Besthoff #202, Inc.

(2)         The terms and conditions of the proposed merger, and the manner and basis of converting the shares of each Merging Corporation into shares of the Surviving Corporation are as follows:

All of the forty (40) shares of Common Stock, without par value, of each Merging Corporation outstanding immediately prior to the effective date of the merger shall, by virtue of the merger and without any action on the part of the holder thereof, be cancelled and converted into and become one (1) fully paid and nonassessable share of Common Stock, without par value, of Katz & Besthoff #202, Inc.

(3)          Other provisions with respect to the proposed merger as are deemed necessary or desirable are as follows:

(a)       The officers and directors of the Surviving Corporation, who shall hold their respective positions until their successors have been elected and qualified in accordance with the Bylaws of the Surviving Corporation, shall be as follows:

Chairman of the Board of Directors, Chief Executive Officer & President	Sydney J. Besthoff III 1055 St. Charles Avenue New Orleans, Louisiana 70130

Vice Chairman of the Board of Directors & First Vice President	Jae Stich 1055 St. Charles Avenue New Orleans, Louisiana 70130

Senior Vice President & Director	Charles Stich 1055 St. Charles Avenue New Orleans, Louisiana 70130

Vice President, Secretary & Director	Virginia F. Besthoff 1055 St. Charles Avenue New Orleans, Louisiana 70130

Treasurer & Director	Ronald J. Dyer 1055 St. Charles Avenue New Orleans, Louisiana 70130

Director	James J. LeBlanc 1055 St. Charles Avenue New Orleans, Louisiana 70130

Director	Walda B. Besthoff 1055 St. Charles Avenue New Orleans, Louisiana 70130

Director	Valerie A. Besthoff 1055 St. Charles Avenue New Orleans, Louisiana 70130

(b)       The By-Laws of Katz & Besthoff #202, Inc. as in effect on the effective date of the merger shall be the By Laws of the Surviving Corporation, until amended or repealed in the manner therein provided and in accordance with the Certificate of Incorporation of the Surviving Corporation and applicable law.

ARTICLE TWO

As to each Corporation, the number of shares outstanding, and the number and designation of the shares of any class entitled to vote as a class, are:

Name of Corporation	Total Number of Shares Outstanding	Designation Class Entitled To Vote as a Class (if any)	No. of Shares of Such Class (if any)
Katz & Besthoff #201, Inc.	40	None	None

Katz & Besthoff #202, Inc.	40	None	None

Katz & Besthoff #207, Inc.	40	None	None

Katz & Besthoff #211, Inc.	40	None	None

Katz & Besthoff #245, Inc.	40	None	None

Katz & Besthoff #247, Inc.	40	None	None

Katz & Besthoff #248, Inc.	40	None	None

Katz & Besthoff #280, Inc.	40	None	None

Katz & Besthoff #281, Inc.	40	None	None

Katz & Besthoff #282, Inc.	40	None	None

Katz & Besthoff #283, Inc.	40	None	None

Katz & Besthoff #284, Inc.	40	None	None

Katz & Besthoff #285, Inc.	40	None	None

Katz & Besthoff #286, Inc.	40	None	None

Katz & Besthoff #287, Inc.	40	None	None

Katz & Besthoff #288, Inc.	40	None	None

Katz & Besthoff #289, Inc.	40	None	None

Katz & Besthoff #290, Inc.	40	None	None

Katz & Besthoff #291, Inc.	40	None	None

Katz & Besthoff #292, Inc.	40	None	None

Katz & Besthoff #293, Inc.	40	None	None

Katz & Besthoff #294, Inc.	40	None	None

Katz & Besthoff #295, Inc.	40	None	None

Katz & Besthoff #296, Inc.	40	None	None

Katz & Besthoff #297, Inc.	40	None	None

Katz & Besthoff #299, Inc.	40	None	None

ARTICLE THREE

As to each Corporation, the number of shares voted for and against the plan respectively, and the number of shares of any class entitled to vote as a class voted for and against the plan are:

				Shares	Shares
	Total Shares	Total Shares		Voted	Voted
Name of Corporation	Voted for	Voted Against	Class	For	Against
Katz & Besthoff #201, Inc.	40	None	None	None	None

Katz & Besthoff #202, Inc.	40	None	None	None	None

Katz & Besthoff #207, Inc.	40	None	None	None	None

Katz & Besthoff #211, Inc.	40	None	None	None	None

Katz & Besthoff #245, Inc.	40	None	None	None	None

Katz & Besthoff #247, Inc.	40	None	None	None	None

Katz & Besthoff #248, Inc.	40	None	None	None	None

Katz & Besthoff #280, Inc.	40	None	None	None	None

Katz & Besthoff #281, Inc.	40	None	None	None	None

Katz & Besthoff #282, Inc.	40	None	None	None	None

Katz & Besthoff #283, Inc.	40	None	None	None	None

Katz & Besthoff #284, Inc.	40	None	None	None	None

Katz & Besthoff #285, Inc.	40	None	None	None	None

Katz & Besthoff #286, Inc.	40	None	None	None	None

Katz & Besthoff #287, Inc.	40	None	None	None	None

Katz & Besthoff #288, Inc.	40	None	None	None	None

Katz & Besthoff #289, Inc.	40	None	None	None	None

Katz & Besthoff #290, Inc.	40	None	None	None	None

Katz & Besthoff #291, Inc.	40	None	None	None	None

Katz & Besthoff #292, Inc.	40	None	None	None	None

Katz & Besthoff #293, Inc.	40	None	None	None	None

Katz & Besthoff #294, Inc.	40	None	None	None	None

Katz & Besthoff #295, Inc.	40	None	None	None	None

Katz & Besthoff #296, Inc.	40	None	None	None	None

Katz & Besthoff #297, Inc.	40	None	None	None	None

Katz & Besthoff #299, Inc.	40	None	None	None	None

IN WITNESS WHEREOF, each of the undersigned corporations has caused these Articles of Merger to be executed in its name by its president or vice president and secretary or assistant secretary, as of the 25 day of September, 1986.

Katz & Besthoff #201, Inc.
Katz & Besthoff #202, Inc.
Katz & Besthoff #207, Inc.
Katz & Besthoff #211, Inc.
Katz & Besthoff #245, Inc.
Katz & Besthoff #247, Inc.
Katz & Besthoff #248, Inc.
Katz & Besthoff #280, Inc.
Katz & Besthoff #281, Inc.
Katz & Besthoff #282, Inc.
Katz & Besthoff #283, Inc.
Katz & Besthoff #284, Inc.
Katz & Besthoff #285, Inc.
Katz & Besthoff #286, Inc.
Katz & Besthoff #287, Inc.
Katz & Besthoff #288, Inc.
Katz & Besthoff #289, Inc.
Katz & Besthoff #290, Inc.
Katz & Besthoff #291, Inc.
Katz & Besthoff #292, Inc.

Katz & Besthoff #293, Inc.
Katz & Besthoff #294, Inc.
Katz & Besthoff #295, Inc.
Katz & Besthoff #296, Inc.
Katz & Besthoff #297, Inc.
Katz & Besthoff #299, Inc.

By:	/s/ Sydney J. Besthoff III
Sydney J. Besthoff III,
President

ATTEST:

/s/ Virginia F. Besthoff
Virginia F. Besthoff, Secretary of:

Katz & Besthoff #201, Inc.
Katz & Besthoff #202, Inc.
Katz & Besthoff #207, Inc.
Katz & Besthoff #211, Inc.
Katz & Besthoff #245, Inc.
Katz & Besthoff #247, Inc.
Katz & Besthoff #248, Inc.
Katz & Besthoff #280, Inc.
Katz & Besthoff #281, Inc.
Katz & Besthoff #282, Inc.
Katz & Besthoff #283, Inc.
Katz & Besthoff #284, Inc.
Katz & Besthoff #285, Inc.
Katz & Besthoff #286, Inc.
Katz & Besthoff #287, Inc.
Katz & Besthoff #288, Inc.
Katz & Besthoff #289, Inc.
Katz & Besthoff #290, Inc.
Katz & Besthoff #291, Inc.
Katz & Besthoff #292, Inc.
Katz & Besthoff #293, Inc.
Katz & Besthoff #294, Inc.
Katz & Besthoff #295, Inc.
Katz & Besthoff #296, Inc.
Katz & Besthoff #297, Inc.
Katz & Besthoff #299, Inc.

STATE OF LOUISIANA

PARISH OF Orleans

Personally appeared before me, the undersigned authority in and for the jurisdiction aforesaid, the within named Sydney J. Besthoff III and Virginia F. Besthoff, duly identified before me, who acknowledged that they are the President and Secretary, respectively, of Katz & Besthoff #201, Inc., Katz & Besthoff #202, Inc., Katz & Besthoff #207, Inc., Katz & Besthoff #211, Inc., Katz & Besthoff #245, Inc., Katz & Besthoff #247, Inc., Katz & Besthoff #248, Inc., Katz & Besthoff #280, Inc., Katz & Besthoff #281, Inc., Katz & Besthoff #282, Inc., Katz & Besthoff #283, Inc., Katz & Besthoff #284, Inc., Katz & Besthoff #285, Inc., Katz & Besthoff #286, Inc., Katz & Besthoff #287, Inc., Katz & Besthoff #288, Inc., Katz & Besthoff #289, Inc., Katz & Besthoff #290, Inc., Katz & Besthoff #291, Inc., Katz & Besthoff #292, Inc., Katz & Besthoff #293, Inc., Katz & Besthoff #294, Inc., Katz & Besthoff #295, Inc., Katz & Besthoff #296, Inc., Katz & Besthoff #297, Inc., and Katz & Besthoff #299, Inc., all Mississippi corporations, and that for and on behalf of said Corporations and as the act and deed of said Corporations, they signed and delivered the above and foregoing instrument for the purposes mentioned on the day and in the year therein mentioned, after first having been duly authorized by said Corporations so to do.

Given under my hand and official seal on this 25 day of September, 1986.

[ILLEGIBLE]
Notary Public

My Commission Expires:

at death

(TO BE EXECUTED IN DUPLICATE)

ARTICLES OF INCORPORATION

OF

KATZ & BESTHOFF #202, INC.

[Seal]

We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Mississippi Business Corporation Act, adopt the following Articles of incorporation for such corporation:

FIRST: The name of the corporation is	KATZ & BESTHOFF #202, INC.

SECOND: The period of its duration is ninety-nine years

(May not exceed 99 years)

THIRD: The specific purpose or purposes for which the corporation is organized stated in general terms are:

To purchase and operate retail and wholesale drug stores; to buy, sell, import, and deal in at wholesale and retail all drugs, medicines, paints, chemicals, oils, dye-stuffs, glassware, toilet and fancy articles, fancy goods, druggists’ sundries, soaps, perfumeries, liquors, surgical instruments, appliances and apparatus, physicians’ and hospital supplies, pharmaceutical and general merchandise, and all other goods and other articles pertaining to the drug business; to operate soda water fountains and sell therefrom soda water and ice cream; to buy, sell, and deal in cigars, cigarettes, tobacco, candies, toilet articles, liquors, liquids, and all other articles incidental to the drug business; to employ registered pharmacists and clerks for the purpose of carrying on the said business, to buy, sell, and deal in medicines, patent or otherwise, and to fill prescriptions; to lease stores, to buy, sell, exchange, mortgage, hire, let, lease or otherwise acquire and dispose of property for the purpose of operating drug stores, and to do all acts and things in connection with such business; and to engage in any lawful activity for which a corporation may be formed under the laws of the State of Mississippi.

(It is not necessary to set forth in the Articles of Incorporation any of the powers set forth in section 4 of the Mississippi Business Corporation Act).

(Use the following if the shares are to consist of one class only)

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is one thousand shares [ILLIGIBLE] without par value [ILLIGIBLE] with presently declared sale value of twenty-five dollars per share ($25.00) each (or without par value) (par value or sales price shall not be less than $1.00 per share) (if no par shares are set out, then the sales price per share, if desired)

(Use the following if the shares are divided into classes)

FOURTH: The aggregate number of shares which the corporation is authorized to issue is one thousand shares without par value, as set forth above. __________, divided into ______ classes. The designation of each class, the number of shares of each class and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

Par value par
Share or Statement
Number of		Series	That Shares are
Shares	Class	(if any)	Without Par Value
1,000	common stock	--	without par value

The preferences, limitations and relative rights in respect of the shares of each class and the variations in the relative rights and preferences as between series of any perferred or special class in series are as follows: (Insert c statement of any authority to be vested in the board of directors to establish series and fix and determine the variations in the relative rights and preferences as between series)

None

FIFTH: The corporation will not commence business until consideration of the value of at least $1,000 has been received for the issuance of shares.

SIXTH: Provisions granting to shareholders the preemptive right to acquire additional or treasury shares of the corporation are:

None

SEVENTH: The post office address of its initial registered office is	c/o. C. T. Corporation System

118 North Congress Street,	Jackson	Mississippi
(Street and Number)	(City)	(State)

39205    and the name of its initial registered agent at such address is C. T. Corporation System.

EIGHTH: The number of directors constituting the initial board of directors of the corporation, which must be not less than three (3), is        three                                          and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	STREET AND POST OFFICE ADDRESS
Sydney Besthoff III	120 Audubon Blvd., New Orleans, LA
Jac Stich	7711 Jannette Street, New Orlens, La.
C. T. Althans	6400 Caldwell Dr., New Orleans, LA

NINTH: The name and post office·address of ecch incorporator is:

NAME	STREET AND POST OFFICE ADDRESS
Sydney Besthoff III	120 Audubon Blvd., New Orleans, LA.
Jac Stich	7711 Jeannette Street, New Orleans, La.
C. T. Althans	6400 Caldwell Dr., New Orleans, LA

(Here set forth any provision, not inconsistent with law, which is desired to be set forth in the Articles: Including, any provision restricting the transfers of snores or any provision required or permitted to be set forth in the by laws)

Dated	October 21, 1983	/s/ Sydney Besthoff III
Sydney Besthoff III

/s/ Jac Stich
Jac Stich

/s/ C. T. Althans
C. T. Althans incorporators

ACKNOWLEDGMENT

STATE OF MISSISSIPPI LOUISIANA	}

MISSISSIPPI PARISH OF ORLEANS

This day personally appeared before me, the undersigned authority___________________________________________
Sydney Besthoff III	Jac Stich	C. T. Althans
	/s Jac Stich	/s/ C. T. Althans

incorporators of the corporation known as the Katz & Besthoff #202, Inc.                                           who acknowledged that they signed and executed the above and foregoing articles of incorporation as their act and deed on this the 21st day of October, 1983

[ILLEGIBLE]
Notary Public

My Commission expires	at Death
(NOTARIAL SEAL)

Note: On all addresses the street and number must be shown if there is a street or number)